    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1997

                                                       REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -----------

                                CATALYTICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  -----------

            DELAWARE                                           94-2262240
    (STATE OF INCORPORATION)                                (I.R.S. EMPLOYER
                                                           IDENTIFICATION NO.)

                              430 FERGUSON DRIVE
                           MOUNTAIN VIEW, CALIFORNIA
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  -----------

                      1992 STOCK OPTION PLAN, AS AMENDED
                 1992 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                     1995 DIRECTOR OPTION PLAN, AS AMENDED

                           (FULL TITLE OF THE PLAN)

                                  -----------

                              LAWRENCE W. BRISCOE
                            VICE PRESIDENT, FINANCE
                              AND ADMINISTRATION
                              AND CHIEF FINANCIAL
                                    OFFICER
                               CATALYTICA, INC.
                              430 FERGUSON DRIVE
                           MOUNTAIN VIEW, CALIFORNIA
                                (415) 960-3000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  -----------

                                  Copies to:
                             BARRY E. TAYLOR, ESQ.
                               WILSON, SONSINI,
                               GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050
                                (415) 493-9300


================================================================================

====================================================================================================================
                                                                  PROPOSED            PROPOSED
                                                                   MAXIMUM             MAXIMUM          AMOUNT OF
          TITLE OF SECURITIES               AMOUNT TO BE       OFFERING PRICE         AGGREGATE        REGISTRATION
            TO BE REGISTERED                 REGISTERED           PER SHARE        OFFERING PRICE          FEE
====================================================================================================================
Common Stock, no par value
 - 1992 Stock Option Plan                 1,100,000 shares     $14.30  (1)        $15,730,000  (1)      $ 4,767
 - 1995 Director Option Plan                100,000 shares     $14.30  (1)        $ 1,430,000  (1)      $   433
 - 1992 Employee Stock Purchase Plan      1,500,000 shares     $12.16  (2)        $18,240,000  (2)      $ 5,527
        TOTAL                             2,700,000 SHARES                        $35,400,000           $10,727
====================================================================================================================

(1) Estimated in accordance with Rules 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis, as to 1,200,000 shares, of 100%, of the closing price of the Company's Common Stock as reported on the Nasdaq National Market System on August 11, 1997.

(2) Estimated in accordance with Rules 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis, as to 1,500,000 shares, of 85%, of the closing price of the Company's Common Stock as reported on the Nasdaq National Market System on August 11, 1997.

                               CATALYTICA, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, which became effective on February 8, 1993 and was subsequently amended on November 19, 1996 and on July 29, 1997.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          The description of the Company's Common Stock to be offered hereby is incorporated by reference to the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, which became effective on February 8, 1993 and was subsequently amended on November 19, 1996 and on July 29, 1997.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"), as amended. The Company has included in its Certificate of Incorporation a provision that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders.

In addition, the Company's Bylaws provide that the Company is required to indemnify its officers and directors to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, and that the Company is required to advance expenses to its officers and directors as incurred. Further, the Company intends to enter into indemnification agreements with its officers and directors, providing such individuals indemnification to the maximum extent permitted by the Delaware General Corporation Law.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the foregoing Bylaw provision or any Indemnification Agreement, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          Exhibit
          Number                           Description
          -------      --------------------------------------------------
            4.1        1995 Stock Option Plan, as amended.
            4.2        1992 Employee Stock Purchase Plan, as amended.
            4.3        1995 Director Option Plan, as amended.
            5.1        Opinion of Wilson, Sonsini, Goodrich & Rosati,
                       P.C. as to legality of securities being registered.
           23.1        Consent of Wilson, Sonsini, Goodrich & Rosati,
                       P.C. (contained in Exhibit 5.1).
           23.2        Consent of Independent Auditors (see page II-6).
           24.1        Power of Attorney (see page II-4).

Item 9.   Undertakings.
          ------------

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 12th day of August, 1997.

                                      CATALYTICA, INC.


                                      By:      /s/ RICARDO B. LEVY
                                         -------------------------------
                                         Ricardo B. Levy
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Ricardo B. Levy, his or her attorney-in-fact, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                         Title                      Date
         ---------                         -----                      ----

    /s/ RICARDO B. LEVY      President, Chief Executive          August 12, 1997
---------------------------   Officer (Principal Executive
      Ricardo B. Levy         Officer) and Director


   /s/ JAMES A. CUSUMANO     Chairman of the Board and Chief     August 12, 1997
---------------------------   Technical Officer
     James A. Cusumano


  /s/ LAWRENCE W. BRISCOE    Vice President, Finance and         August 12, 1997
---------------------------   Administration and Chief
    Lawrence W. Briscoe       Financial Officer (Principal
                              Accounting and Financial Officer)


                             Director
---------------------------
         Utz Felcht

    /s/ RICHARD FLEMING      Director                            August 12, 1997
---------------------------
      Richard Fleming

         Signature                         Title                      Date
         ---------                         -----                      ----

    /s/ YOSHINDO TOMOI       Director                            August 12, 1997
---------------------------
      Yoshindo Tomoi


   /s/ ERNEST MARIO          Director                            August 12, 1997
---------------------------
        Ernest Mario


   /s/ JOHN URQUHART         Director                            August 12, 1997
---------------------------
     John A. Urquhart

          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Registration
Statement on Form S-8 pertaining to the 1992 Stock Option Plan, as amended, the 1992 Employee Stock Purchase Plan, as amended, and the 1995 Director Option Plan, as amended, of Catalytica, Inc. of our report dated January 28, 1997, with respect to the consolidated financial statements of Catalytica, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996, as filed with the Securities and Exchange Commission.



San Jose, California                     ERNST & YOUNG LLP

August 14, 1997

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

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                                   EXHIBITS

-------------------------------------------------------------------------------


                      Registration Statement on Form S-8


                               CATALYTICA, INC.

                                August 14, 1997

                               INDEX TO EXHIBITS

        Exhibit
        Number                          Description
        -------                         -----------

           4.1           1992 Stock Option Plan, as amended.
           4.2           1992 Employee Stock Purchase Plan, as amended.
           4.3           1995 Director Option Plan, as amended.
           5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered.
          23.1           Consent of Wilson Sonsini Goodrich &
                         Rosati, P.C. (contained in Exhibit 5.1).
          23.2           Consent of Independent Auditors (see page II-6).
          24.1           Power of Attorney (see page II-4).